EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (commission file No. 33-51584), on Form S-8 (commission file No. 33-68890), and on Form S-8 (commission file No. 333-28571) of our reports dated February 15, 2002 with respect to the consolidated financial statements and financial statement schedule of Appliance Recycling Centers of America, Inc., and Subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 29, 2001.






McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
March 22, 2002